Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of ENDI Corp. of our report dated March 28, 2022 with respect to the consolidated financial statements of Enterprise Diversified, Inc. and subsidiaries as of December 31, 2021 and 2020 and for each of the years in the two-year period ended December 31, 2021, and to the reference to our firm under the caption “Experts” in this Registration Statement.

/s/ Brown, Edwards & Company, L.L.P.

Brown, Edwards & Company, L.L.P.

Lynchburg, Virginia
May 9, 2022

Brown Edwards Certified Public Accountants